                                                                       EXHIBIT 2


            =========================================================

                             ARTICLES OF ASSOCIATION


                                       OF


                        CHINA TELECOM CORPORATION LIMITED



            =========================================================

       (Adopted by shareholders' annual general meeting on 20 June, 2003)

                                    CONTENTS

CLAUSE                                                                                                  PAGE
    CHAPTER 1:   GENERAL PROVISIONS ...................................................................    1

    CHAPTER 2:   THE COMPANY'S OBJECTIVES AND SCOPE OF BUSINESS .......................................    3

    CHAPTER 3:   SHARES AND REGISTERED CAPITAL ........................................................    4

    CHAPTER 4:   REDUCTION OF CAPITAL AND REPURCHASE OF SHARES ........................................    6

    CHAPTER 5:   FINANCIAL ASSISTANCE FOR THE ACQUISITION OF SHARES ...................................    9

    CHAPTER 6:   SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS ......................................   10

    CHAPTER 7:   SHAREHOLDERS' RIGHTS AND OBLIGATIONS .................................................   15

    CHAPTER 8:   SHAREHOLDERS' GENERAL MEETINGS .......................................................   18

    CHAPTER 9:   SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS .............................   26

    CHAPTER 10:  BOARD OF DIRECTORS ...................................................................   29

    CHAPTER 11:  SECRETARY OF THE BOARD OF DIRECTORS ..................................................   35

    CHAPTER 12:  GENERAL MANAGER ......................................................................   37

    CHAPTER 13:  SUPERVISORY COMMITTEE ................................................................   39

    CHAPTER 14:  THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS, SUPERVISORS,
                 GENERAL MANAGER AND OTHER SENIOR OFFICERS OF THE COMPANY .............................   41

    CHAPTER 15:  FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT DISTRIBUTION .............................   48

    CHAPTER 16:  APPOINTMENT OF ACCOUNTANCY FIRM ......................................................   51

    CHAPTER 17:  MERGER AND DIVISION OF THE COMPANY ...................................................   54

    CHAPTER 18:  DISSOLUTION AND LIQUIDATION ..........................................................   55

    CHAPTER 19:  PROCEDURES FOR AMENDMENT OF THE COMPANY'S ARTICLES OF ASSOCIATION ....................   58

    CHAPTER 20:  NOTICES ..............................................................................   59

    CHAPTER 21:  DISPUTE RESOLUTION ...................................................................   59

    CHAPTER 22:  SUPPLEMENTARY ........................................................................   60

App
13d
1(a)
                           ARTICLES OF ASSOCIATION OF
                        CHINA TELECOM CORPORATON LIMITED


                          CHAPTER 1: GENERAL PROVISIONS

MP1

Article 1. China Telecom Corporation Limited (the "Company") is a joint stock limited company MP1 established in accordance with the Company Law of the People's Republic of China (the "Company Law"), the State Council's Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Shares (the "Special Regulations") and other relevant laws and regulations of the State.

              The Company was established by way of promotion with the approval of the State Economic and Trade Commission of the People's Republic of China on 10 September 2002, as evidenced by approval document Guo Jing Mao Qi Gai [2002] no. 656 of 2002. It is registered with and has obtained a business licence from the State Administration Bureau of Industry and Commerce on 10 September 2002. The Company's business licence number is: 1000001003712.

              The promoter of the Company is: China Telecommunications Corporation.

MP2

Article 2. The Company's registered Chinese name:[Chinese name of the company]
              The Company's registered English name: China Telecom Corporation Limited.

MP3

Article 3.    The Company's address   :    31 Jinrong Street
                                           Xicheng District
                                           Beijing
                                           China
              Telephone number        :    6642-8166
              Facsimile number        :    6641-5280
              Postal code             :    100032

MP4

Article 4. The Company's legal representative is the Chairman of the board of directors of the Company.

MP5

Article 5. The Company is a joint stock limited company which has perpetual existence.

              The liability of a shareholder is limited to the value of the shares held by him, while the Company undertakes all of its liabilities with all of its assets.

              The Company is an independent corporate legal person, governed by, and existing under the protection of, the laws and regulations of the People's Republic of China.

Article 6. In accordance with the provisions of the Company Law, the Special Regulations and the Mandatory Provisions for Articles of Association of Association of Companies to be Listed Overseas (the "Mandatory Provisions") and other PRC laws and administrative regulations, the Company convened its general meeting on 20 June, 2003 to amend the original Articles of Association of the Company (the "Original Articles of Association") and adopt these Articles of Association (the "Articles of Association" or "these Articles of Association").

MP6

Article 7. The Original Articles of Association took effect from the corporation date of the Company.

              These Articles of Association shall take effect after being adopted by a special resolution at the Company's general meeting and upon approval of the companies approving department authorized by the State Council. After these Articles of Association come into effect, the Original Articles of Association shall be superseded by these Articles of Association.

MP6

Article 8. From the date on which the Company's Articles of Association come into effect, the Company's Articles of Association constitute the legally binding document regulating the Company's organisation and activities, and the rights and obligations between the Company and each shareholder and among the shareholders.

MP7

Article 9. The Company's Articles of Association are binding on the Company and its shareholders, directors, supervisors, general manager and other senior management personnel; all of whom may, according to the Company's Articles of Association, assert rights in respect of the affairs of the Company.

              Subject to Chapter 21 of these Articles of Association, a shareholder may take action against the Company pursuant to the Company's Articles of Association, and vice versa. A shareholder may also take action against another shareholder, and may take action against the directors, supervisors, general manager and other senior officers of the Company pursuant to the Company's Articles of Association.

              The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

MP8

Article 10. The Company may invest in other limited liability companies or joint stock limited companies. The Company's liabilities to an invested company shall be limited to the amount of its capital contribution to the invested company.

               The Company may not be a shareholder with unlimited liabilities of any other organisations operating for profits.

               Upon approval of the companies approving department authorized by the State Council, the Company may, according to its operating and management needs, operate as a holding company as prescribed in clause 2 of Article 12 of the Company Law.

Article 11 Subject to compliance with PRC laws and regulations, the Company shall have the right to raise funds, including (but not limited to) taking loans and issuing company bonds, and have the right to charge or pledge its assets.

            CHAPTER 2: THE COMPANY'S OBJECTIVES AND SCOPE OF BUSINESS

MP9

Article 12. The Company's objectives are: comply with state laws and regulations, be market driven, actively adopt advanced communications technologies, and develop telecommunications and information businesses; strengthen management and increase service quality; provide fast, convenient and accurate communication services to society and satisfy the needs of society; improve enterprise efficiency, increase enterprise competitiveness and create profits for shareholders.

MP10

Article 13. The Company's scope of business shall be consistent with and subject to the scope of business approved by the authority responsible for the registration of the Company.

               The Company's scope of business includes: the operation of various domestic and international fixed telecommunications networks and facilities (including the local wireless ring circuit) in the region of Shanghai, Guangdong, Jiangsu and Zhejiang provinces and municipality; operate voice, digital, image and multi media communications and information services on the foundation of the fixed telecommunication networks; make settlements with foreign telecommunications operators in relation to international telecommunication businesses in accordance with the State provisions; engage in system integration, technology development, technology services, information consulting, advertising, equipment manufacture, sale, design and construction in connection with communications and information businesses.

Article 14 The Company may, based on its business development needs, establish subsidiaries, controlled subsidiaries, branches, representative offices and other branch organisations.

               Based on its business development needs and upon approval of the relevant governmental authorities, the Company may adjust its scope of business and manner of operation from time to time, and may establish branch organisations and/or representative offices (irrespective of whether controlled or owned by it) in Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Region.

                    CHAPTER 3: SHARES AND REGISTERED CAPITAL

MP11
App.3
9

Article 15. There must, at all times, be ordinary shares in the Company. The ordinary shares issued by the Company include domestic-invested shares and foreign-invested shares. Subject to the approval of the companies approving department authorized by the State Council, the Company may, according to its requirements, create different classes of shares.

MP12

Article 16. The shares issued by the Company shall each have a par value of Renminbi one (1.00) yuan.

               "Renminbi" referred to in the previous paragraph means the legal currency of the PRC.

MP13

Article 17. Subject to the approval of the securities authority of the State Counsel, the Company may issue shares to Domestic Investors and Foreign Investors.

               "Foreign Investors" referred to in the previous paragraph mean those investors who subscribe for the shares issued by the Company and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. "Domestic Investors" mean those investors who subscribe for the shares issued by the Company and who are located within the territory of the PRC.

MP14
App.3
9

Article 18. Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as "Domestic-Invested Shares". Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares". Foreign-Invested Shares which are listed overseas are called "Overseas-Listed Foreign-Invested Shares". Both holders of Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares are holders of ordinary shares, and have the same obligations and rights.

               "Foreign currencies" mean the legal currencies of countries or districts outside the PRC which are recognised by the foreign exchange authority of the State and which can be used to pay the share price to the Company.

Article 19 Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as "H Shares". H Shares are shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the "Stock Exchange"), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars.

MP15

Article 20. By the approval of the relevant companies department authorised by the State Council, the Company may issue a total of 75,614,186,503 ordinary shares, of which 68,317,270,803 were issued to the promoter of the Company at the time when the Company was established, representing 90.35% of the entire issued share capital.

MP16
App.3
9

Article 21. All the 7,296,915,700 ordinary shares issued by the Company after its incorporation are the overseas-listed foreign-invested shares (H Shares). A total of 730,494,300 shares have been reduced from the respective shareholdings of the State-owned shareholders of the Company, namely, China Telecommunications Corporation, Guangdong Rising Assets Management Co., Ltd., Jiangsu Guoxin Investment Group Co., Ltd. and Zhejiang Financial Development Company during the global offering and all the reduced shares have become the overseas-listed foreign-invested shares (H Shares). The total of the overseas-listed foreign-invested shares (H Shares) issued by the Company shall be 8,027,410,000 shares, representing 10.62% of the issued share capital of the Company.

               The share capital structure of the Company is as follows: there are a total of 75,614,186,503 ordinary shares issued, of which 58,809,120,182 shares are held by the promoter, China Telecommunications Corporation, representing 77.78% of the total of the ordinary shares issued by the Company. The other holders of the domestic shares are Guangdong Rising Assets Management Co., Ltd., holding a total of 5,658,608,387 shares representing 7.48% of the total of the ordinary shares issued by the Company, Jiangsu Guoxin Investment Group Co., Ltd., holding a total of 964,621,836 shares representing 1.27% of the total of the ordinary shares issued by the Company and Zhejiang Financial Development Company, holding a total of 2,154,426,098 shares representing 2.85% of the total of the ordinary shares issued by the Company. A total of 8,027,410,000 overseas-listed foreign-invested shares are held by holders of overseas-listed foreign-invested shares, representing 10.62% of the total of the ordinary shares issued by the Company.

MP17

Article 22. The Company's board of directors may take all necessary action for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for issuance of the same have been approved by the securities authority of the State Counsel.

               The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the China Securities Regulatory Commission (the "CSRC").

MP18

Article 23. Where the total number of shares stated in the proposal for the issuance of shares includes Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares should be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may, subject to the approval of the securities authority of the State Counsel, be issued in separate branches.

MP19

Article 24.         The registered capital of the Company shall be RMB
                    75,614,186,503.

MP20

Article 25. The Company may, based on its operating and development needs, authorize the increase of its capital pursuant to the Company's Articles of Association.

                    The Company may increase its capital in the following ways:

                    (1) by offering new shares for subscription by unspecified investors;

                    (2)   by issuing new shares to its existing shareholders;

                    (3) by allotting bonus shares to its existing shareholders;

                    (4) by any other means which is permitted by law and administrative regulation.

                    After the Company's increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company's Articles of Association, the issuance thereof should be made in accordance with the procedures set out in the relevant State laws and administrative regulations.

MP21
App.31(2)

Article 26. Except as provided for by other provisions of law and administrative regulations, shares of the Company may be freely transferred without any right of lien.

            CHAPTER 4: REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

MP22

Article 27. According to the provisions of the Company's Articles of Association, the Company may reduce its registered capital.

MP23

Article 28. The Company must prepare a balance sheet and an inventory of assets when it reduces its registered capital.
                    The Company shall notify its creditors within ten (10) days of the date of the Company's resolution for reduction of capital and shall publish an announcement in a newspaper at least three (3) times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of a creditor who does not receive such notice, within ninety (90) days of the date of the first public announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

                    The Company's registered capital may not, after the reduction in capital, be less than the minimum amount prescribed by law.
MP24

Article 29. The Company may, in accordance with the procedures set out in the Company's Articles of Association and with the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:

                    (1) cancellation of shares for the purposes of reducing its capital;

                    (2) merging with another company that holds shares in the Company;

                    (3) other circumstances permitted by laws and administrative regulations.

                    The Company's repurchase of its issued shares shall comply with the provisions of Articles 30 to 33.

MP25

Article 30. The Company may repurchase shares in one of the following ways, with the approval of the relevant governing authority of the State:

                    (1) by making a general offer for the repurchase of shares to all its shareholders on a pro rata basis;

App.38(2)

                    (2) by repurchasing shares through public dealing on a stock exchange;

                    (3) by repurchasing shares outside of the stock exchange by means of an agreement.

MP26

Article 31. The Company must obtain the prior approval of the shareholders in a general meeting (in the manner stipulated in the Company's Articles of Association) before it can repurchase shares outside of the stock exchange by means of an agreement. The Company may, by obtaining the prior approval of the shareholders in a general meeting (in the same manner), release, vary or waive its rights under an agreement which has been so entered into.

                    An agreement for the repurchase shares referred to in the preceding paragraph includes (but is not limited to) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

                    The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

MP27

Article 32. Shares which have been legally repurchased by the Company shall be cancelled within the period prescribed by law and administrative regulation, and the Company shall apply to the original companies registration authority for registration of the change in its registered capital and make a public announcement.

                    The aggregate par value of the cancelled shares shall be deducted from the Company's registered share capital.

MP28

Article 33. Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its issued shares:

                    (1) where the Company repurchases shares at par value, payment shall be made out App.3 of book surplus distributable profits of the Company or out of proceeds of a 8 new issue of shares made for that purpose;

                    (2) where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

                           (i) if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

                           (ii) if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company's capital common reserve fund account (including the premiums on the new issue) at the time of the repurchase;

                    (3) the Company shall make the following payments out of the Company's distributable profits:

                           (i) payment for the acquisition of the right to repurchase its own shares;

                           (ii) payment for variation of any contract for the repurchase of its shares;

                           (iii) payment for the release of its obligation(s) under any contract for the repurchase of its shares;

                    (4) after the Company's registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the Company's capital common reserve fund account.

          CHAPTER 5: FINANCIAL ASSISTANCE FOR THE ACQUISITION OF SHARES

MP29

Article 34. The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. This includes any person who directly or indirectly incurs any obligations as a result of the acquisition of shares in the Company (the "Obligor").

                    The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such Obligor.

                    This Article shall not apply to the circumstances specified in Article 36 of this Chapter.

MP30

Article 35. For the purposes of this Chapter, "financial assistance" includes (without limitation) the following:

                    (1)    gift;

                    (2) guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than compensation in respect of the Company's own default) or release or waiver of any rights;

                    (3) provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or agreement;

                    (4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

                    For the purposes of this Chapter, "assumption of obligations" includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the

                    Obligor or jointly with other persons) or by any other means which results in a change in his financial position.

MP31

Article 36. The following actions shall not be deemed to be activities prohibited by Article 34 of this Chapter:

                    (1) the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

                    (2) the lawful distribution of the Company's assets by way of dividend;

                    (3)    the allotment of bonus shares as dividends;

                    (4) a reduction of registered capital, a repurchase of shares of the Company or a reorganisation of the share capital structure of the Company effected in accordance with the Company's Articles of Association;

                    (5) the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

                    (6) contributions made by the Company to employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

           CHAPTER 6: SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS

MP32

Article 37. Share certificates of the Company shall be in registered form.

                    The share certificate of the Company shall contain following main particulars:

                    (1)    the name of the Company;

                    (2)    the corporation date of the Company;

                    (3) the class of shares, par value and number of shares it represents;

                    (4)    the share certificate number;

                    (5) other matters required to be stated therein by the Company Law, Special Regulations and the stock exchange(s) on which the Company's shares are listed.

App.31(1)

Article 38. Share certificates of the Company may be assigned, given as a gift, inherited or charged in accordance with relevant provisions of laws, administrative regulations and these Articles of Association

                    For assignment and transfer of share certificates, relevant registration shall be carried out with the share registration institution authorized by the Company.

MP33,
C.1 Zheng Jian Hai Han] App.32(1)

Article 39. Share certificates of the Company shall be signed by the Chairman of the Company's board of directors. Where the stock exchange(s) on which the Company's shares are listed require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being imprinted with the seal of the Company (including the seal of the Company especially for securities). The share certificate shall be imprinted with the seal of the Company or the seal of the Company especially for securities under the authorization of the board of directors. The signatures of the Chairman of the board of directors or other senior officer(s) of the Company may be printed in mechanical form.

MP34

Article 40. The Company shall keep a register of shareholders which shall contain the following particulars:

                    (1) the name (title) and address (residence), the occupation or nature of each shareholder;

                    (2) the class and quantity of shares held by each shareholder;

                    (3) the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;

                    (4) the share certificate number(s) of the shares held by each shareholder;

                    (5) the date on which each person was entered in the register as a shareholder;

                    (6) the date on which any shareholder ceased to be a shareholder.

                    Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.

MP35,

Article 41. The Company may, in accordance with the mutual understanding and

C.2 Zheng Jian Hai Han App.13 Pt.D 1(b)

                    agreements made between the securities authority of the State Council and overseas securities regulatory organisations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall be maintained in Hong Kong.

                    A duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company's residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders at all times.

                    If there is any inconsistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

MP36

Article 42. The Company shall have a complete register of shareholders which shall comprise the following parts:

                    (1) the register of shareholders which is maintained at the Company's residence (other than those share registers which are described in sub-paragraphs
                              (2) and (3) of this Article);

                    (2) the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained in the same place as the overseas stock exchange on which the shares are listed; and

                    (3) the register of shareholders which are maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company's shares.

MP37

Article 43. Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

C.12
Zheng Jian Hai Han 1 App.31(1)

                    All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid-up may be freely transferred in accordance with the Company's Articles of Association. However, unless such transfer complies with the following requirements, the board of directors may refuse to recognise any instrument of transfer and would not need to provide any reason therefore:

App.31(1)

                    (1) a fee of HK$2.50 per instrument of transfer or such higher amount agreed from time to time by the Stock Exchange for registration of the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

              (2) the instrument of transfer only relates to Foreign-Listed Foreign-Invested Shares listed in Hong Kong;

              (3) the stamp duty which is chargeable on the instrument of transfer has already been paid;

              (4) the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;

App.3
1(3)

              (5) if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4);

              (6)  the Company does not have any lien on the relevant shares.

              The transfer of Overseas-Listed Foreign Invested Shares in the Company listed in Hong Kong shall be carried out in writing on normal or standard instruments of transfer or on a form acceptable to the Board of Directors; and such transfer instrument can be signed only by hand or, if the transferor or transferee is a securities clearing institution or its representative recognised in accordance with section 37 of the Securities and Futures Ordinance (Hong Kong Law Chapter 571), signed by hand or signed in printed mechanical form. All the transfer instruments shall be maintained in the legal address of the Company or other place the Board of Director may designate from time to time.

              Any change or correction to various parts of the register of shareholders shall be carried out in accordance with the law of the place where such parts of the register of shareholders are maintained.

MP38

Article 44. No change may be made in the register of shareholders as a result of a transfer of shares within thirty (30) days prior to the date of a shareholders' general meeting or within five (5) days before the record date for the Company's distribution of dividends.

MP39

Article 45. When the Company needs to determine the rights attaching to shares in the Company for the purposes of convening a shareholders' meeting, for dividend distribution, for liquidation or for any other purpose, the board of directors shall decide on a date for the determination of rights attaching to shares in the Company. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such determination date.

MP40

Article 46. Any person aggrieved and claiming to be entitled to have his name (title) entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

MP41

Article 47. Any person who is a registered shareholder or who claims to be entitled to have his name (title) entered in the register of shareholders in respect of shares in the Company may, if his share certificate (the "original certificate") relating to the shares is lost, apply to the Company for a replacement share certificate in respect of such shares (the "Relevant Shares").

              Application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 150 of the Company Law.

              Application by a holder of Overseas-Listed Foreign Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

App.3
2(2)

              The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

              (1) The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration, stating the grounds upon which the application is made, the circumstances and evidence of the loss; and declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

              (2) The Company has not received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it decides to issue a replacement share certificate to the applicant.

App. 3
7(1)

              (3) The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety
                   (90) consecutive days in such newspapers as may be prescribed by the board of directors.

              (4) The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

                   In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

              (5) If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company has not have received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

              (6) Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and document the cancellation of the original share certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

              (7) All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant therefore.

MP42

Article 48. Where the Company issues a replacement share certificate pursuant to the Company's Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.

MP43

Article 49. The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.


                 CHAPTER 7: SHAREHOLDERS' RIGHTS AND OBLIGATIONS


MP44,
App.39

Article 50. A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.

              A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

Opinion of Hong Kong Clearing


              In the case of the joint shareholders, if one of the joint shareholders is deceased, only the other existing shareholders of the joint shareholders shall be deemed as the persons who have the ownership of the relevant shares. But the board of directors has the power to require them to provide a certificate of death as necessary for the purpose of modifying the register of shareholders, or any of the joint shareholders of the shares, only the joint shareholders ranking first in the register of shareholders have the right to accept certificates of the relevant shares, receive notices of the Company, attend and vote at shareholders' general meetings of the Company. Any notice which is delivered to the shareholder shall be considered as all the joint shareholders of the relevant shares who have been delivered.

MP45

Article 51. The ordinary shareholders of the Company shall enjoy the following rights:

App.39

              (1) the right to receive dividends and other distributions in proportion to the number of shares held;

              (2) the right to attend or appoint a proxy to attend shareholders' general meetings and to vote thereat;

              (3) the right of supervisory management over the Company's business operations and the right to present proposals or to raise queries;

              (4) the right to transfer shares in accordance with laws, administrative regulations and provisions of the Company's Articles of Association;

              (5) the right to obtain relevant information in accordance with the provisions of the Company's Articles of Association, including:

                   (i) the right to obtain a copy of the Company's Articles of Association, subject to payment of costs;

                   (ii) the right to inspect and copy, subject to payment of a reasonable fee:

                         (a)  all parts of the register of shareholders;

                         (b) personal particulars of each of the Company's directors, supervisors, general manager and other senior officers, including:

                              (aa)  present and former name and alias;

                              (bb)  principal address (place of residence);

                              (cc)  nationality;

                              (dd) primary and all other part-time occupations and duties;

                              (ee) identification documents and the numbers thereof;

                         (c) report on the state of the Company's share capital;

                         (d) reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

                         (e)   minutes of shareholders' general meetings;

              (6) in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

              (7) other rights conferred by laws, administrative regulations and the Company's Articles of Association.

MP46

Article 52. The ordinary shareholders of the Company shall assume the following obligations:

              (1)  to comply with the Company's Articles of Association;

              (2) to pay subscription monies according to the number of shares subscribed and the method of subscription;

              (3) other obligations imposed by laws, administrative regulations and the Company's Articles of Association.

              Shareholders are not liable to make any further contribution to the share capital other than according to the terms which were agreed by the subscriber of the relevant shares at the time of subscription.

MP47

Article 53. In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which the Company's shares are listed, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

              (1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

              (2) to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company's assets in any way, including (but not limited to) opportunities which are beneficial to the Company;

              (3) to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (but not limited to) rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Company's Articles of Association).

MP48

Article 54. For the purpose of the foregoing Article, a "controlling shareholder" means a person who satisfies any one of the following conditions:

              (1) a person who, acting alone or in concert with others, has the power to elect more than half of the board of directors;

              (2) a person who, acting alone or in concert with others, has the power to exercise or to control the exercise of 30 % or more of the voting rights in the Company;

              (3) a person who, acting alone or in concert with others, holds 30 % or more of the issued and outstanding shares of the Company;

              (4) a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

                   CHAPTER 8: SHAREHOLDERS' GENERAL MEETINGS

MP49

Article 55. The shareholders' general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

MP50

Article 56. The shareholders' general meeting shall have the following functions and powers:

              (1) to decide on the Company's operational policies and investment plans;

              (2) to elect and replace directors and to decide on matters relating to the remuneration of directors;

              (3) to elect and replace supervisors who represent the shareholders and to decide on matters relating to the remuneration of supervisors;

              (4)  to examine and approve the board of directors' reports;

              (5)  to examine and approve the supervisory committee's reports;

              (6) to examine and approve the Company's proposed preliminary and final annual financial budgets;

              (7) to examine and approve the Company's profit distribution plans and loss recovery plans;

              (8) to decide on the increase or reduction of the Company's registered capital;

              (9) to decide on matters such as merger, division, dissolution and liquidation of the Company;

              (10) to decide on the issue of debentures by the Company;

              (11) to decide on the appointment, dismissal and non-reappointment of the accountants of the Company;

              (12) to amend the Company's Articles of Association;

              (13) to consider motions raised by shareholders who represent 5 %
                   or more of the total number of voting shares of the Company;

              (14) to decide on other matters which, according to law,
                   administrative regulation or the Company's Articles of Association, need to be approved by shareholders in general meetings;

              The shareholders in a general meeting may authorize the board of directors to carry out matters on their behalf, or may sub-delegate the carrying out of such matters to the board of directors.

MP51

Article 57. The Company shall not, without the prior approval of shareholders in a general meeting, enter into any contract with any person (other than a director, supervisor, general manager and other senior officers) pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company's business.

MP52

Article 58. Shareholders' general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders' general meetings shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding financial year.

              The board of directors shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:

              (1) where the number of directors is less than the number stipulated in the Company Law or two-thirds of the number specified in the Company's Articles of Association;

              (2) where the unrecovered losses of the Company amount to one-third of the total amount of its share capital;

              (3) where shareholder(s) holding 10 % or more of the Company's issued and outstanding voting shares request(s) in writing for the convening of an extraordinary general meeting;

              (4) whenever the board of directors deems necessary or the supervisory committee so requests;

Opinion
C6

MP53

                    (5) whenever two or more independent directors so request.

Article 59. When the Company convenes a shareholders' general meeting, written notice of the meeting shall be given forty-five (45) days before the date of the meeting to notify all of the shareholders whose names appear in the share register of the matters to be considered and the date and place of the meeting. A shareholder who intends to attend the meeting shall deliver to the Company his written reply concerning his attendance at such meeting twenty (20) days before the date of the meeting.

MP54

Article 60. When the Company convenes a shareholders' annual general meeting, shareholder(s) holding 5% or more of the total voting shares of the Company shall have the right to propose new motions in writing, and the Company shall place such proposed motions on the agenda for such annual general meeting if they are matters falling within the functions and powers of shareholders in general meetings.

MP55

Article 61. The Company shall, based on the written replies which it receives from the shareholders twenty (20) days before the date of the shareholders' general meeting, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting amount to more than one-half of the Company's total voting shares, the Company may hold the meeting; if not, then the Company shall, within five (5) days, notify the shareholders by way of public announcement the matters to be considered at, and the place and date for, the meeting. The Company may then hold the meeting after publication of such announcement.

                    A shareholders' extraordinary general meeting shall not decide on any matter not stated in the notice for the meeting.

MP56

Article 62. A notice of a meeting of the shareholders of the Company shall satisfy the following criteria:

                    (1) be in writing;

                    (2) specify the place, date and time of the meeting;

                    (3) state the matters to be discussed at the meeting;

                    (4) provide such information and explanation as are
                        necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganise its share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

                    (5) contain a disclosure of the nature and extent, if any, of the material interests of any director, supervisor, general manager and other senior officers in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

                    (6) contain the full text of any special resolution to be
                        proposed at the meeting;

                    (7) contain a conspicuous statement that a shareholder
                        entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf and that a proxy need not be a shareholder;

                    (8) specify the time and place for lodging proxy forms for the relevant meeting.

MP57,
App.3
7 (1)

Article 63. Notice of shareholders' general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meeting), by personal delivery or prepaid airmail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meetings may also be issued by way of public announcement.

                    The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the securities authority of the State Council within the interval of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders' general meeting.

MP58

Article 64. The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive such notice shall not invalidate the meeting and the resolutions adopted thereat.

MP59

Article 65. Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorization from that shareholder:

                    (1) the shareholders' right to speak at the meeting;

                    (2) the right to demand or join in demanding a poll;

               (3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

Opinion of,
Hong Kong
Clearing

               If the shareholder is the recognized clearing house defined by the Securities and Futures (Clearing Houses) Ordinance (Hong Kong Law Chapter 420), such shareholder is entitled to appoint one or more persons as his proxies to attend on his behalf at a general meeting or at any class meeting, but, if one or more persons have such authority, the letter of authorization shall contain the number and class of the shares in connection with such authorization. Such person can exercise the right on behalf of the recognized clearing house (or its attorney) as if he is the individual shareholder of the Company.

MP60
App.3
11(2)

Article 66. The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing, or if the appointor is a legal entity, either under seal or under the hand of a director or a duly authorized attorney. The letter of authorization shall contain the number of the shares to be represented by the attorney. If several persons are authorized as the attorney of the shareholder, the letter of authorization shall specify the number of shares to be represented by each attorney.

MP61

Article 67. The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.

               If the appointor is a legal person, its legal representative or such person as is authorized by resolution of its board of directors or other governing body may attend any meeting of shareholders of the Company as a representative of the appointor.

MP62
App.3
11(1)

Article 68. Any form issued to a shareholder by the directors for use by such shareholder for the appointment of a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that, in the absence of specific instructions from the shareholder, the proxy may vote as he thinks fit.

MP63

Article 69. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of such matters before the commencement of the relevant meeting.

MP63

Article 70. A proxy attending a shareholder's general meeting shall present his identity certification and the proxy form signed by the appointor or the legal representative of the appointor. The proxy form shall specify the issuing date. If a shareholder as a legal person appoints its legal representative to attend a meeting, such legal representative shall present his identity certification and a notarially certified copy of the resolutions of such shareholder's board of directors or other authorities in respect of the appointment of the proxy or any other copy certified in a manner accepted by the Company.

MP64

Article 71. Resolutions of shareholders' general meetings shall be divided into ordinary resolutions and special resolutions.

               An ordinary resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including proxies) present at the meeting.

               A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

               Shareholders (including proxies) shall expressly specify they are in favour of or against any matter under voting. Any abstention from or waiver of voting shall not be regarded as valid votes when the Company counts the votes in respect of the relevant matter.

MP65

Article 72. A shareholder (including a proxy), when voting at a shareholders' general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents. Each share shall have one (1) vote.

MP66

Article 73. At any shareholders' general meeting, a resolution shall be decided on a show of hands unless a poll is demanded:

               (1)    by the chairman of the meeting;

               (2) by at least two (2) shareholders present in person or by proxy entitled to vote thereat;

               (3) by one (1) or more shareholders (including proxies) representing 10 % or more of shares (held solely or in combination) carrying the right to vote at the meeting, before or after a vote is carried out by a show of hands.

               Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

               The demand for a poll may be withdrawn by the person who demands the same.

MP67

Article 74. A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

MP68

Article 75. On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes need not cast all his votes in the same way.

MP69

Article 76. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall have a casting vote.

MP70

Article 77. The following matters shall be resolved by an ordinary resolution at a shareholders' general meeting:

               (1) work reports of the board of directors and the supervisory committee;

               (2) profit distribution plans and loss recovery plans formulated by the board of directors;

               (3) election or removal of members of the board of directors and members of the supervisory committee, their remuneration and manner of payment;

               (4) annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company;

               (5) matters other than those which are required by the laws and administrative regulations or by the Company's Articles of Association to be adopted by special resolution.

MP71

Article 78. The following matters shall be resolved by a special resolution at a shareholders' general meeting:

               (1) the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

               (2)    the issue of debentures of the Company;

               (3) the division, merger, dissolution and liquidation of the Company;

               (4)    amendment of the Company's Articles of Association;

               (5)    amendment to rights of shareholders of any class; and

App.3
6(2)

               (6) any other matter considered by the shareholders in general meeting, and resolved by way of an ordinary resolution, which is of a nature which may have a material impact on the Company and should be adopted by special resolution.

Article 79 Any resolution adopted by a shareholders' general meeting shall comply with relevant provisions of PRC laws, administrative regulations and these Articles of Association.

MP72

Article 80. Shareholders who request for the convening of an extraordinary general meeting or a class meeting shall comply with the following procedures:

               (1) Two (2) or more shareholders holding in aggregate 10 % or more of the shares carrying the right to vote at the meeting sought to be held shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the board of directors to convene a shareholders' extraordinary general meeting or a class meeting thereof. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting of shareholders or a class meeting thereof after receipt of such requisition(s). The amount of shareholdings referred to above shall be calculated as at the date of deposit of the requisition(s).

               (2) If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of receipt of the requisition(s), the requisitionists may themselves convene such a meeting (in a manner as similar as possible to the manner in which shareholders' meetings are convened by the board of directors) within four (4) months from the date of receipt of the requisition(s) by the board of directors.

               Any reasonable expenses incurred by the requisitionists by reason of failure by the board of directors to duly convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be set-off against sums owed by the Company to the defaulting directors.

MP73

Article 81 The Chairman of the board of directors shall convene and chair every shareholders' general meeting. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the board of directors shall convene and chair the meeting. If both the Chairman and vice-chairman of the board of directors are unable to attend the meeting, then the board of directors may designate a director to convene and chair the meeting. If no chairman of the meeting has been so designated, shareholders present shall choose one (1) person to act as the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including a proxy) holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

MP74

Article 82. The chairman of the meeting shall be responsible for determining whether a resolution has been passed. His decision, which shall be final and conclusive, shall be announced at the meeting and recorded in the minute book.

MP75

Article 83. If the chairman of the meeting has any doubt as to the result of a resolution which has been put to vote at a shareholders' meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

MP76

Article 84. If votes are counted at a shareholders' general meeting, the result of the count shall be recorded in the minute book.

               The Company secretary shall make the record of the shareholders' general meeting, which shall be signed by directors attending the meeting.

               Resolutions adopted by a shareholders' general meeting shall be included in the minutes of the meeting. The record and minutes of the meeting shall be in Chinese. Such record and minutes, shareholders' attendance lists and proxy forms shall be kept at the Company's place of residence.

MP77

Article 85. Copies of the minutes of proceedings of any shareholders' meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests for a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.

             CHAPTER 9: SPECIAL PROCEDURES FOR VOTING BY A CLASS OF
                                  SHAREHOLDERS

MP78

Article 86. Those shareholders who hold different classes of shares are class shareholders.

               Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and the Company's Articles of

               Association.

MP79
App.3
6(2)

Article 87. Rights conferred on any class of shareholders may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting and by holders of shares of that class at a separate meeting convened in accordance with Articles 89 to 93.

MP80

Article 88. The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:

               (1) to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

               (2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

               (3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

               (4) to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;

               (5) to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

               (6) to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

               (7) to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;

               (8) to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

               (9) to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

               (10) to increase the rights or privileges of shares of another class;

               (11) to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;

               (12)   to vary or abrogate the provisions of this Chapter.

MP81

Article 89. Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders' general meetings, have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 88, but interested shareholder(s) shall not be entitled to vote at such class meetings.

                    "(An) interested shareholder(s)", as such term is used in the preceding paragraph, means:

                    (1) in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 30, a "controlling shareholder" within the meaning of Article 54;

                    (2) in the case of a repurchase of shares by an off-market agreement pursuant to Article 30, a holder of the shares to which the proposed agreement relates;

                    (3) in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

MP82

Article 90. Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 89, are entitled to vote thereat.

MP83

Article 91. Written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such shareholders notice of the matters to be considered at such meeting, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

                    If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matters to be considered, the date and the place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

MP84

Article 92. Notice of class meetings need only be served on shareholders entitled to vote thereat.

                    Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders' general meetings. The provisions of the Company's Articles of Association relating to the manner for the conduct of shareholders' general meetings are also applicable to class meetings.

Article 93. Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.

                    The special procedures for approval by a class of shareholders shall not apply in the following circumstances:
MP85
C.3 Zheng
Jian Hai
Han

App.13 Pt.D 1f
                    (1) where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or

App.13 Pt.D 1f(ii)
                    (2) where the Company's plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities authority of the State Counsel.

                         CHAPTER 10: BOARD OF DIRECTORS

MP86
Opinions 6

Article 94. The Company shall have a board of directors. The board of directors shall consist of eleven to twelve (11-12) directors, of which at least two shall be independent (non-executive) directors (meaning directors who are independent from the Company's shareholders and do not hold office in the Company hereinafter).

                    The board of directors shall have one (1) Chairman.

                    Where necessary, the board of directors may establish audit, wages and other specialised committees.

MP87,
C.4 Zheng
Jian Hai
Han [1995]
No. 1
 App.3
 4(4),4(5)

Article 95. Directors shall be elected at the shareholders' general meeting each for a term of three (3) years. At the expiry of a director's term, the term is renewable upon re-election.

                    A written notice of the intention to propose a person for election as a director and a notice in writing by that person indicating his acceptance of such election shall have been given to the Company seven (7) days before the date of such shareholders' general meeting.

                    Nine (9) members of the first board of directors shall be nominated by the promoters of the Company and elected at the Company's inaugural meeting. The number of directors elected for each subsequent board of directors shall not be less than that stipulated in Article 94 or more than the maximum determined at the shareholders' general meeting by an ordinary resolution. Where the number of directors elected by voting exceeds the maximum number of directors proposed, directors shall be appointed according to the maximum number proposed and on the basis that those who get the highest votes shall be appointed.

C4 Zheng Jian
Hai Han No. 1
App3
4(3)

                    Subject to compliance with all relevant laws and administrative regulations, the shareholders' general meeting may by ordinary resolution remove any director before the expiration of his term of office. However, the director's right to claim for damages which arises out from his removal shall not be affected thereby.

                    The Chairman shall be elected and removed by more than one-half of all of the members of the board of directors. The term of office of each of the Chairman is three (3) years, which term is renewable upon re-election.

                    The outside directors shall have sufficient time and necessary knowledge and ability to perform its duties. When an outside director performs his duties, the Company must provide necessary information and independent (non-executive) directors may directly report to the shareholders' meeting, the securities regulatory authority under the State Council and other relevant departments thereon.

Opinions 6

                    The executive directors shall handle matters as authorized by the board of directors.

                    The Directors shall not be required to hold shares in the Company.

MP88

Article 96. The board of directors is accountable to the shareholders in general meeting and exercises the following functions and powers:

                    (1) to be responsible for the convening of the shareholders' general meeting and to report on its work to the shareholders in general meetings;

                    (2) to implement the resolutions passed by the shareholders in general meetings;

                    (3) to determine the Company's business plans and investment proposals;

                    (4) to formulate the Company's preliminary and final annual financial budgets;

                    (5) to formulate the Company's profit distribution proposal and loss recovery proposal;

                    (6) to formulate the Company's debt and financial policies, proposals for the increase or reduction of the Company's registered capital and for the issuance of the Company's debentures;

                    (7) to draw up the Company's material acquisition and disposal proposals and plans for the merger, division or dissolution of the Company;

                    (8) to decide on the Company's internal management structure;

                    (9) to appoint or remove the Company's general manager and to appoint or remove the deputy general managers, and financial deputy general manager of the Company), based on the recommendations of the general manager; to appoint and remove the secretary of the board of directors, and to decide on their remuneration;

                           to appoint or replace members of the board of directors and supervisory committee of the Company's wholly-owned subsidiaries, to appoint, replace or recommend shareholders' representatives, directors and supervisors of the subsidiaries controlled by the Company or subsidiaries in which the Company holds interest;

                    (10) to decide on the establishment of the Company's branch organisations;

                    (11) to formulate proposals for any amendment of the Company's Articles of Association;

                    (12) to formulate the basic management structure of the Company;

                    (13) except matters that the Company Law and these Articles of Association require to be resolved by the shareholders in general meeting, to decide on other important and administrative matters of the Company and to execute other important agreements;

                    (14) to exercise any other powers conferred by the shareholders in general meetings.

                    Other than the board of directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by the affirmative vote of more than two-thirds of all the directors, the board of directors' resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of the directors.

Opinions 6

                    Resolutions made by the board of directors on the Company's connected transactions shall come into effect only after they are signed by the independent (non-executive) directors.

MP89

Article 97. The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four
                    (4) months immediately preceding the proposed disposition, exceeds 33 % of the value of the Company's fixed assets as shown in the latest balance sheet which was tabled at a shareholders' general meeting.

                    For the purposes of this Article, "disposition" includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

                    The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Opinions 4

                    Before the board of directors makes a decision on market development, merger and acquisition, investment in new areas, etc., in relation to projects involving investment or acquisition or merger amounting to more than 10% of the total assets of the Company, an independent consulting agency shall be engaged to provide professional opinions which shall be an important basis of the decisions of the board of directors.

MP90

Article 98. The Chairman of the board of directors shall exercise the following powers:

                    (1) to preside over shareholders' general meetings and to convene and preside over meetings of the board of directors;

                    (2) to organise the implementation of the duties of the board of directors and to check on the implementation of resolutions passed by the board of directors at directors' meetings;

                    (3) to sign the securities certificates issued by the Company;

                    (4) to exercise other powers conferred by the board of directors.

                    When the Chairman is unable to exercise his powers, such powers shall be exercised by the executive director who has been designated by the Chairman to exercise such powers on his behalf.

MP91

Article 99. Meetings of the board of directors shall be held at least twice every year and shall be convened by the Chairman of the board of directors. All of the directors should be notified about the meeting ten (10) days beforehand. Where there is an urgent matter, an extraordinary meeting of the board of directors may be held if it is so requested by six (6) of the directors, the Chairman of the board of directors or the Company's general manager, not subject to the provisions of
                    Article 100 on notice of the meetings.

                    The meetings of the board of directors shall be conducted in Chinese and where necessary, may have an interpreter to provide Chinese and English translation during the meetings.

MP92

Article 100. Notice of meetings of the board of directors shall be delivered as follows:

                    (1) For regular meetings of the board of directors of which the time and venue have been stipulated by the board of directors beforehand, no notice of the convening of such meetings will be needed.

                    (2) For meetings of the board of directors of which the time and venue have not been decided by the board of directors beforehand, the Chairman of the board of directors shall notify the directors of the time and venue of such meeting 10 days in advance by telex, by telegram, by facsimile, by express delivery service or by registered mail or in person, unless otherwise provided for in Article 99.

                    (3) Notice of meetings may be served in Chinese, with an English translation attached thereto when necessary, and in each case accompanied by a meeting agenda. A director may waive his right to receive notice of a board meeting.

Opinions 3

Article 101. All the executive and outside directors must be notified about the important matters that must be decided by the board of directors within the time limit stipulated in
                    Article 100 and sufficient materials must be provided at the same time in strict compliance with the required procedures. Directors may request for supplementary information. If more than one-fourth of the directors or more than two outside directors consider that the materials provided are not sufficient or supporting arguments are not clear, they may jointly propose to postpone the meeting or postpone the discussion of certain matters on the agenda of the meeting and the board of directors shall accept such proposal.

                    Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.

                    Any regular or extraordinary meeting of the board of directors may be held by way of telephone conferencing or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other. All such directors shall be deemed to be present in person at the meeting.

MP93

Article 102. A board of directors meeting shall only be convened if more than half of the board of directors are present (including any directors appointed pursuant to Article 103 to attend the meeting as the representatives of other directors). Each director has one vote. Any resolution requires the affirmative votes of more than half of all the board of directors in order to be passed. In the case of equal division of votes, the Chairman of the board of directors is entitled to a casting vote.

MP94

Article 103. Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may by a written power of attorney appoint another director to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorization.

                    A Director appointed as the representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed the representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

                    Expenses incurred by a director for attending a meeting of the board of directors shall be paid by the Company. These expenses include the costs of transportation between the premises of the director and the venue of the meeting in different cities and accommodation expenses during the meeting. Rent of the meeting place, local transportation costs and other reasonable out-of-pocket expenses shall be paid by the Company.

Article 104. The board of directors may accept a written resolution in lieu of a board meeting provided that a draft of such written resolution shall be delivered to each director in person, by mail, by telegram or by facsimile. If the board of directors has delivered such proposed written resolution to all the directors and the directors who signed and approved such resolution have reached the required quorum, and the same have been delivered to the secretary of the board of directors, such resolution shall become a board resolution and there is no need to hold a board meeting.

MP95
Opinions 6

Article 105. The board of directors shall keep minutes of resolutions passed at meetings of the board of directors in Chinese. Opinions of the independent (non-executive) directors shall be clearly stated in the resolutions of the board of directors. The minutes of each board meeting shall be provided to all the directors promptly, Directors who wish to amend or supplement the minutes shall submit the proposed amendments to the Chairman in writing within one week after receipt of the meeting minutes. The minutes shall be signed by the directors present at the meeting and the person who recorded the minutes after they are finalised. The minutes of board meetings shall be kept at the premises of the Company in the PRC and a complete copy of the minutes shall be promptly sent to each director.

                    The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws, administrative regulations or the Company's Articles of Association and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution are liable to compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director may be released from such liability.

                 CHAPTER 11: SECRETARY OF THE BOARD OF DIRECTORS

MP96

Article 106. The Company shall have one (1) secretary of the board of directors. The secretary shall be a senior officer of the Company.

               Where necessary, the board of directors may establish a secretariat of the board of directors.

MP97

Article 107. The secretary of the Company's board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors.

Practice Guide
for Secretary
Chapter 1

               The main tasks of the secretary of the board of directors include:

               (1) assist the directors in the day-to-day work of the board of directors, continuously provide the directors with, warn the directors of and ensure that the directors understand the regulations, policies and requirements of the foreign and domestic regulatory authorities on the operation of the Company, assist the directors and the general manager in effectively implement relevant foreign and domestic laws, regulations, the Company's Articles of Association and other relevant regulations;

               (2) responsible for the organization and preparation of documents for board meetings and shareholders' meetings, take proper meeting minutes, ensure that the resolutions passed at the meetings comply with statutory procedures and know about the implementation of the resolutions of the board of directors;

               (3) responsible for the organization and coordination of information disclosure, coordinate the relationship with investors and increase transparency of the Company;

               (4) participate in the structuring of financing through capital market;

               (5) deal with intermediaries, regulatory authorities and media, maintain good public relations work.

 Practice
Guide for
Secretary
Chapter 2

               Duties of the secretary of the board of directors include:

               (1) to organise and prepare for the board meetings and shareholders' meetings, to prepare documents for the meetings, to make relevant arrangements for the meetings, to be responsible for taking meeting minutes, to keep meeting documents and minutes and take initiative to know about the implementation of relevant resolutions; to report to and advise the board of directors on important issues in implementation.

               (2) to ensure that important decisions of the board of directors will be implemented in strict compliance with the required procedures; to participate in, and organise the consultation and analysis of matters to be decided by the board of directors and provide relevant advice and recommendations thereon; to carry out the day-to-day work of the board of directors and its relevant committees upon authorization.

               (3) to act as a contact between the Company and securities regulatory authority, to be responsible for the organisation of the preparation and timely submission of documents required by the regulatory authorities, responsible for undertaking the tasks given by the regulatory authorities and organising the accomplishment thereof.

               (4) to be responsible for coordinating and organizing the Company's information disclosure, to set up a sound information disclosure system, participate in all the meetings of the Company in relation to information disclosure, to timely obtain import important business decisions and relevant information of the Company.

               (5) to be responsible for keeping confidential price sensitive information of the Company and formulating effective confidentiality rules and measures; to take necessary remedial measures in the event of the disclosure for whatever reasons of any price sensitive information of the Company, to make prompt explanations and clarifications and notify the regulatory authority of the overseas listing place and CSRC thereof.

               (6) to be responsible for the coordination and organisation of market promotions, to coordinate visits to the Company, to deal with relationship with investors, to maintain contact with investors, intermediaries and media, to be responsible for coordinating and answering questions raised by the public, to ensure that the investors promptly obtain the information disclosed by the Company; to organise and prepare for marketing and promotion activities outside and in the PRC, to draw up a summary report on market promotion activities and important visits to the Company and organise the reporting of the same to CSRC.

               (7) to be responsible for administering and keeping the register of the members of the Company, register of the directors of the Company, shareholding of major shareholders and directors and list of the holders of the outstanding debentures of the Company in issue.

               (8) to assist the directors and the general manager in implementing foreign and domestic laws, regulations, the Company's Articles of Association and other relevant regulations in exercising their powers. After becoming aware that any resolutions made or likely to be made by the Company are in breach of relevant regulations, the secretary is obliged to give prompt warnings and entitled to report such facts to CSRC and other regulatory authorities.

               (9) to coordinate the provision of necessary information required for exercising supervisory functions to the Company's supervisory committee and other examination body.

               (10) to exercise other powers and duties authorized by the board of directors and other powers and duties required in the overseas listing jurisdiction.

MP98

Article 108. A director or other senior officer of the Company may also act as the secretary of the board of directors. The certified public accountancy firm which has been appointed by the Company to act as its auditors shall not act as the secretary of the board of directors.

               Where the office of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in a dual capacity.

Article 109. The secretary of the board of directors shall diligently exercise his duties in accordance with the relevant provisions of these Articles of Association.

               The secretary of the board of directors shall assist the Company in complying with the relevant PRC laws and the rules of the securities exchange on which the shares of the Company are listed.

                           CHAPTER 12: GENERAL MANAGER

MP99

Article 110. The Company shall have a general manager who shall be appointed or dismissed by the board of directors.

               The Company shall have several deputy general managers and one financial deputy general manager who shall assist the General Manager. The deputy general managers and financial deputy general manager shall be nominated by the general manager and appointed or dismissed by the board of the directors.

               A member of the board of directors may act concurrently as the general manager or a deputy general manager.

MP100

Article 111. The general manager shall be accountable to the board of directors and shall exercise the following functions and powers:

               (1) to be in charge of the Company's production, operation and management and to organise the implementation of the resolutions of the board of directors;

               (2) to organise the implementation of the Company's annual business plan and investment proposal;

               (3) to draft plans for the establishment of the Company's internal management structure;

               (4) to draft plans for the establishment of the Company's branch organisations;

               (5)   to draft the Company's basic management system;

               (6)   to formulate basic rules and regulations for the Company;

               (7) to propose the appointment or dismissal of the deputy general managers and financial deputy general manager of the Company;

               (8) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

               (9) other powers conferred by the Company's Articles of Association and the board of directors.

MP101

Article 112. The general manager who is not a director shall be entitled to attend meetings of the board of directors and receive relevant documents. The general manager who is not a director does not have any voting rights at board meetings.

Article 113. In performing their duties and powers, the general manager, deputy general managers and financial deputy general manager shall not depart from the resolutions of the shareholders' meetings and the board of directors or exceed their authority.

MP102

Article 114. In performing their duties and powers, the general manager, deputy general managers and financial deputy general manager shall act honestly and diligently and in accordance with laws, administrative regulations and the Company's Articles of Association.

Article 115. The general manager, deputy general managers, financial deputy general manager and other senior officers who wish to resign shall give a three- month written notice to the board of directors. Department managers who wish to resign shall give a two-month written notice to the general manager.

                        CHAPTER 13: SUPERVISORY COMMITTEE

MP103

Article 116. The Company shall have a supervisory committee. The supervisory committee is a permanent supervisory body of the Company responsible for supervising the board of directors and its members, the general manager, deputy general managers, financial deputy general manager and other senior officers of the Company to prevent them from abusing their powers and infringing the legitimate rights and interests of the shareholders, the Company and its employees.

  MP104,
Opinions 7

Article 117. The supervisory committee shall compose of five (5) supervisors including one outside supervisor (hereinafter meaning supervisors who do not hold office in the Company).

               The supervisory committee shall have one (1) chairman. Each supervisor shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.

               The election or removal of the chairman of the supervisory committee shall be determined by the affirmative votes of two-thirds or more of the members of the supervisory committee.

C.5 Zheng
Jian Hai Han
APP 13 Pt D
1d(i)

               The chairman of the supervisory committee shall organise the implementation of the duties of the supervisory committee.

  MP105
Opinions 7

Article 118. The supervisory committee shall include four (4) supervisors who shall represent the shareholders (hereinafter including qualified outside supervisors and independent supervisors) and one (1) supervisor who shall represent the employees. Supervisors who represent the shareholders shall be elected or removed by the shareholders in general meetings, and the supervisor who represents employees shall be elected or removed by the employees democratically.

               Where necessary, the supervisory committee may establish an office responsible for the day-to-day work of the supervisory committee.

MP106

Article 119. The directors, general manager, deputy general managers and financial deputy general manager of the Company shall not act concurrently as supervisors.

MP107

Article 120. Meetings of the supervisory committee shall be held at least twice every year, and shall be convened by the chairman of the supervisory committee.

MP108

Article 121. The supervisory committee shall be accountable to the shareholders in a general meeting and shall exercise the following functions and powers in accordance with law:

               (1)   to review the Company's financial position;

               (2) to supervise the directors, general manager, deputy general managers, financial controller and other senior officers to ensure that they do not act in contravention of any law, regulation or the Company's Articles of Association;

               (3) to demand any director, general manager, deputy general manager, financial controller or any other senior officer who acts in a manner which is harmful to the Company's interest to rectify such behaviour;

               (4) to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders' general meetings and to authorize, in the Company's name, publicly certified accountants and practising auditors to assist in the re-examination of such information should any doubt arise in respect thereof;

               (5)   to propose to convene an extraordinary general meeting;

               (6) to represent the Company in negotiations with or in bringing actions against a director;

               (7) other functions and powers specified in the Company's Articles of Association.

Opinions 7

               The supervisory committee may provide its opinions on the appointment of accountancy firm by the Company, may appoint another accountancy firm in the name of the Company when necessary to examine financial affairs of the Company independently, and may directly report relevant information to the securities authorities of the State Council and other relevant authorities.

               Outside supervisors shall report independently to the shareholders' meeting on whether the senior officers perform their duties honestly and diligently.

               Supervisors shall attend meetings of the board of directors as observers

  MP109,
C.6 Zheng
Jian Hai
Han [1995]

Article 122. Resolutions of the supervisory committee shall be passed by the affirmative vote of more than two-thirds of all of its members.

No. 1
 App.13 Pt.D
 1(d)(ii)

 MP110

Article 123. All reasonable fees incurred in respect of the employment of professionals (such as, lawyers, certified public accountants or practising auditors) which are required by the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

 MP111

Article 124. A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and the Company's Articles of Association.

           CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS,
            SUPERVISORS, GENERAL MANAGER AND OTHER SENIOR OFFICERS OF
                                   THE COMPANY

 MP112

Article 125. A person may not serve as a director, supervisor, general manager or any other senior officer of the Company if any of the following circumstances apply:

               (1) a person who does not have or who has limited capacity for civil conduct;

               (2) a person who has been sentenced for corruption, bribery, infringement of property or misappropriation of property or other crimes which disrupt the social economic order, where less than a term of five (5) years has lapsed since the sentence was served, or a person who has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

               (3) a person who is a former director, factory manager or manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

               (4) a person who is a former legal representative of a company or enterprise the business licence of which was revoked due to violation of law and who are personally liable therefor, where less than three (3) years have elapsed since the date of the revocation of the business licence;

               (5) a person who has a relatively large amount of debts which have become overdue;

               (6) a person who is currently under investigation by judicial organs for violation of criminal law;

               (7) a person who, according to laws and administrative regulations, cannot act as a leader of an enterprise;

               (8)   a person other than a natural person;

               (9) a person who has been convicted by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where less than five (5) years have lapsed from the date of such conviction.

MP113

Article 126. The validity of an act carried out by a director, the general manager, deputy general managers, financial controller or other senior officers of the Company on behalf of the Company as against a bona fide third party, shall not be affected by any irregularity in his office, election or any defect in his qualification.

MP114

Article 127. In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company's directors, supervisors, general manager and other senior officers owes a duty to each shareholder, in the exercise of the functions and powers entrusted to him by the Company:

               (1) not to cause the Company to exceed the scope of business stipulated in its business licence;

               (2)   to act honestly and in the best interests of the Company;

               (3) not to expropriate the Company's property in any way, including (but not limited to) usurpation of opportunities which benefit the Company;

               (4) not to expropriate the individual rights of shareholders, including (but not limited to) rights to distribution and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company's Articles of Association.

MP115

Article 128. Each of the Company's directors, supervisors, general manager and other senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

MP116

Article 129. Each of the Company's directors, supervisors, general manager and other senior officers shall exercise his powers or perform his duties in accordance with the fiduciary principle; and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation) discharging the following obligations:

               (1)    to act honestly in the best interests of the Company;

               (2) to act within the scope of his powers and not to exceed such powers;

               (3) to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in a general meeting, not to delegate the exercise of his discretion;

               (4) to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

               (5) unless otherwise provided for in the Company's Articles of Association or except with the informed consent of the shareholders given in a general meeting, not to enter into any contract, transaction or arrangement with the Company;

               (6) not to use the Company's property for his own benefit, without the informed consent of the shareholders given in a general meeting;

               (7) not to exploit his position to accept bribes or other illegal income or expropriate the Company's property in any way, including (but not limited to) opportunities which benefit the Company;

               (8) not to accept commissions in connection with the Company's transactions, without the informed consent of the shareholders given in a general meeting;

               (9) to comply with the Company's Articles of Association, to perform his official duties faithfully, to protect the Company's interests and not to exploit his position and power in the Company to advance his own interests;

               (10) not to compete with the Company in any way, save with the informed consent of the shareholders given in a general meeting;

               (11) not to misappropriate the Company's funds or to lend such funds to any other person, not to use the Company's assets to set up deposit accounts in his own name or in any other name or to use such assets to guarantee the debts of a shareholder of the Company or any other personal liabilities;

               (12) not to release any confidential information which he has obtained during his term of office, without the informed consent of the shareholders in a general meeting; nor shall he use such information otherwise than for the Company's benefit, save that disclosure of such information to the court or other governmental authorities is permitted if:

                      (i)    disclosure is made under compulsion of law;

                      (ii)   public interests so warrants;

                      (iii) the interests of the relevant director, supervisor, general manager or other senior officer so requires.

MP117

Article 130. Each director, supervisor, general manager and other senior officer of the Company shall not direct the following persons or institutions ("associates") to act in a manner which he is prohibited from so acting:

               (1) the spouse or minor child of the director, supervisor, general manager or other senior officer;

               (2) the trustee of the director, supervisor, general manager or other senior officer or of any person described in sub-paragraph (1) above;

               (3) the partner of that director, supervisor, general manager or other senior officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

               (4) a company in which that director, supervisor, general manager or other senior officer, whether alone or jointly with one (1) or more of the persons referred to in sub-paragraphs (l), (2) and (3) of this Article and other directors, supervisors, general manager and other senior officers, has de facto controlling interest;

               (5) the directors, supervisors, general manager and other senior officers of a company which is being controlled in the manner set out in sub-paragraph (4) above.

MP118

Article 131. The fiduciary duties of the directors, supervisors, general manager and other senior officers of the Company do not necessarily cease with the termination of their tenure. The duty of confidentiality in respect of trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as the principle of fairness may require depending on the amount of time which has lapsed between the termination and the act concerned and the circumstances and the terms under which the relationship between the relevant director, supervisor, general manager and other senior officer on the one hand and the Company on the other hand was terminated.

MP119

Article 132. Subject to Article 53 hereof, a director, supervisor, general manager or other senior officer of the Company may be relieved of liability for specific breaches of his duty with the informed consent of the shareholders given at a general meeting.

MP120

Article 133. Where a director, supervisor, general manager or other senior officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefore is otherwise subject to the approval of the board of directors.

APP 3
4(1)

               A director shall not vote in respect of any contract, transaction or arrangement in which he is materially interested and he shall not be counted as part of the quorum of such meeting.

               Unless the interested director, supervisor, general manager or other senior officer discloses his interests in accordance with the preceding sub-paragraph of this Article and he is not counted as part of the quorum and refrains from voting, such contract, transaction or arrangement is voidable at the instance of the Company except as against a bona fide party thereto who does not have notice of the breach of duty by the interested director, supervisor, general manager or other senior officer.

               A director, supervisor, general manager or other senior officer of the Company is deemed to be interested in a contract, transaction or arrangement in which his associate is interested.

MP121

Article 134. Where a director, supervisor, general manager or other senior officer of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the Company.

MP122

Article 135. The Company shall not pay taxes for or on behalf of a director, supervisor, general manager or other senior officer in any manner.

MP123

Article 136. The Company shall not directly or indirectly make a loan to or provide any guarantee in connection with the making of a loan to a director, supervisor, general manager or other senior officer of the Company or of the Company's holding company or any of their respective associates.

               The foregoing prohibition shall not apply to the following circumstances:

               (1) the provision by the Company of a loan or a guarantee in connection with the making of a loan to its subsidiary:

               (2) the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds available to any of its directors, supervisors, general manager and other senior officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in a general meeting;

               (3) if the ordinary course of business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, general manager and other senior officers or their respective associates in the ordinary course of its business on normal commercial terms.
MP124

Article 137. Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.

MP125

Article 138. A guarantee for the repayment of a loan which has been provided by the Company acting in breach of Article 136(1) shall not be enforceable against the Company, save in respect of the following circumstances:

               (1) the guarantee was provided in connection with a loan which was made to an associate of any of the directors, supervisors, general manager and other senior officers of the Company or of the Company's holding company and the lender of such funds did not know of the relevant circumstances at the time of the making of the loan; or

               (2) the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

MP126

Article 139. For the purposes of the foregoing provisions of this Chapter, a "guarantee" includes an undertaking or property provided to secure the obligor's performance of his obligations.

MP127

Article 140. In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, general manager or other senior officer of the Company breaches the duties which he owes to the Company, the Company has a right:

               (1) to demand such director, supervisor, general manager or other senior officer to compensate it for losses sustained by the Company as a result of such breach;

               (2) to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, general manager or other senior officer or between the Company and a third party (where such third party knows or should have known that such director, supervisor, general manager other senior officer representing the Company has breached his duties owed to the Company);

               (3) to demand such director, supervisor, general manager or other senior officer to account for profits made as result of the breach of his duties;

               (4) to recover any monies which should have been received by the Company and which were received by such director, supervisor, general manager or other senior officer instead, including (without limitation) commissions; and

               (5) to demand repayment of interest earned or which may have been earned by such director, supervisor, general manager or other senior officer on monies that should have been paid to the Company.

MP128

Article 141. The Company shall, with the prior approval of shareholders in a general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments include:

               (1) emoluments in respect of his service as director, supervisor or senior officer of the Company;

               (2) emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

               (3) emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

               (4) payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

               No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to the contract mentioned above.

MP129

Article 142. The contract concerning the emoluments between the Company and its directors or supervisors should provide that in the event that the Company is acquired, the Company's directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the acquisition of the Company includes any of the following:

               (1) an offer made by any person to the general body of shareholders;

               (2) an offer made by any person with a view to the offeror becoming a "controlling shareholder" within the meaning of
                      Article 54 hereof.

               If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

             CHAPTER 15: FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT
                                  DISTRIBUTION

MP130

Article 143. The Company shall establish its financial and accounting systems in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.

MP131

Article 144. The fiscal year of the Company shall be on the basis of the solar calendar beginning on 1 January and ending on 31 December of the same year.

               The Company shall use Renminbi as its standard unit of account. The accounts shall be prepared in Chinese.

               At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in a manner prescribed by law.

MP132
App.3
5

Article 145. The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and directives promulgated by competent regional and central governmental authorities require the Company to prepare. Such reports must be verified and certified.

MP133,
C.7 Zheng
Jian Hai
Han [1995]
No. 1
App.3
5

Article 146. The Company's financial reports shall be made available for shareholders' inspection at the Company twenty (20) days before the date of every shareholders' annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

C.7 Zheng

               The Company shall deliver or send to each shareholder of Overseas-Listed

Jian Hai
Han [1995]
No. 1
 App.3
 5

               Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of the shareholders.

MP134

Article 147. The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company's shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.

MP135

Article 148. Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the place overseas where the Company's shares are listed.

MP136

Article 149. The Company shall publish its financial reports twice every fiscal year, that is, the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year; the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.

MP137

Article 150. The Company shall not keep accounts other than those required by law.

Article 151. When distributing its after-tax profits in a given year, the Company shall contribute 10% of the profits to the Company's statutory common reserve fund and 5% to 10% to the Company's statutory welfare fund. Where the accumulated amount of the statutory common reserve fund reaches 50% or more of the registered capital of the Company, no further contribution is required.

               Where the statutory common reserve fund is insufficient to make for the losses of the Company in the previous year, before making contribution to the statutory common reserve fund and the statutory welfare fund, the profits made in the current year shall be used to make up for the losses first.

               After making contribution to the statutory common reserve fund from its after-tax profits, the Company may, subject to resolutions adopted at a general meeting, make contributions to discretionary common reserve funds.

               After making up for the losses and making contributions to the common reserve fund and statutory welfare fund, any remaining profits shall be distributed to the shareholders in proportion to their respective shareholders.

APP 3
3(1),(2)

Article 152. The Company shall not allocate dividends or carry out other allocations in the form of bonuses before it has compensated for its losses and made allocations to the statutory common reserve fund and the statutory common welfare fund. Dividends paid by the Company shall not carry any interest except where the Company has failed to pay the dividends to the shareholders on the date on which such dividends become payable.

               Any amount paid up in advance of calls on any share shall carry interest, but shall not entitle the holder of the share to receive, by way of advance payment, the dividend declared and distributed thereafter

MP138

Article 153.   Capital surplus fund includes the following items:

               (1)   premium on shares issued at a premium price;

               (2) any other income designated for the capital surplus fund by the regulations of the finance regulatory department of the State Council.

Article 154. The common reserve funds (including the statutory common reserve fund, discretionary common reserve funds and capital surplus fund) of the Company shall be applied for making up for losses, expanding the Company's production and operation or capitalisation.

               If a general meeting of the Company resolves to capitalise any common reserve fund, the Company shall issue new shares to the existing shares in proportion to their respective shareholdings or increase the par value of each share provided that when capitalising the statutory common reserve fund, the balance of such fund shall not be less than 25% of the registered capital.

Article 155. The Company's statutory common welfare fund is used for the collective welfare of the Company's employees.

MP139

Article 156.   The Company may distribute dividends in the form of:

               (1)   cash;

               (2)   shares.

Article 157. The Company shall declare and pay cash dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare cash dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in Hong Kong dollars. The foreign exchange required by the Company to pay cash dividends and other amounts to holders of Overseas-Listed Foreign-Invested Shares shall be obtained in accordance with the relevant foreign exchange administrative regulations of the State.

Article 158. Unless otherwise provided for in relevant laws and administrative regulations, where cash dividends and other amounts are to be paid in Hong Kong dollars, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples' Bank of China during the week prior to the announcement of payment of dividend and other amounts.

Article 159. Subject to Article 56(2) and 96(14) of these Regulations, the board of directors may decide to distribute interim or special dividends.

Article 160. When distributing dividends to its shareholders, the Company shall withhold and pay on behalf of its shareholders the taxes levied on the dividends in accordance with the provisions of the PRC tax law.

MP140,
 App.13 Pt.D
 1(c)

Article 161. The Company shall appoint receiving agents for holders of the Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends which have been declared by the Company and all other amounts which the Company should pay to holders of Overseas-Listed Foreign-Invested Shares on such shareholders' behalf.

 C.8 Zheng
Jian Hai
Han [1995]
No. 1

               The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place at which the stock exchange on which the Company's shares are listed or the relevant regulations of such stock exchange.

               The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

                   CHAPTER 16: APPOINTMENT OF ACCOUNTANCY FIRM

MP141

Article 162. The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State to audit the Company's annual report and review the Company's other financial reports.

               The first auditors of the Company may be appointed before the first annual general meeting of the Company at the inaugural meeting. Auditors so appointed shall hold office until the conclusion of the first annual general meeting.

               If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the board of directors.

MP142

Article 163. The accountancy firm appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the next annual general meeting of shareholders.

 MP143

Article 164. The accountancy firm appointed by the Company shall enjoy the following rights:

               (1) a right to review to the books, records and vouchers of the Company at any time, the right to require the directors, general manager and other senior officers of the Company to supply relevant information and explanations;

               (2) a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the discharge of its duties;

               (3) a right to attend shareholders' general meetings and to receive all notices of, and other communications relating to, any shareholders' general meeting which any shareholder is entitled to receive, and to speak at any shareholders' general meeting in relation to matters concerning its role as the Company's accountancy firm.

 MP144

Article 165. If there is a vacancy in the position of accountant of the Company, the board of directors may appoint an accountancy firm to fill such vacancy before the convening of the shareholders' general meeting. Any other accountancy firm which has been appointed by the Company may continue to act during the period during which a vacancy arises.

 MP145

Article 166. The shareholders in a general meeting may by ordinary resolution remove the Company's accountancy firms before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the Company's accountant firm. However, the accountancy firm's right to claim for damages which arise from its removal shall not be affected thereby.

 MP146

Article 167. The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm appointed by the board of directors shall be determined by the board of directors.

 MP147,
C.9 Zheng
Jian Hai
Han
 App.13 Pt.D
 1(e)

Article 168. The Company's appointment, removal or non-reappointment of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the securities authority of the State Counsel.

               Where a resolution at a general meeting of shareholders is passed to appoint as accountant a person other than an incumbent accountancy firm to fill a casual vacancy in the office of accountant, to reappoint as accountant a retiring accountancy firm that was appointed by the board of directors to fill a casual vacancy, or to dismiss an accountancy firm before the expiration of its term of office, the following provisions shall apply:

               (1) A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the accountancy firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

               (2) If the accountancy firm leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representations, the Company shall (unless the representations have been received too late) take the following measures:

                     (a) in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

                     (b) attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company's Articles of Association.

               (3) If the Company fails to send out the accountancy firm's representations in the manner set out in sub-paragraph (2) above, such accountancy firm may require that the representations be read out at the meeting.

               (4) An accountancy firm which is leaving its post shall be entitled to attend the following shareholders' general meetings:

                     (a) the general meeting at which its term of office would otherwise have expired;

                     (b) the general meeting at which it is proposed to fill the vacancy caused by its removal; and

                     (c) the general meeting which convened as a result of its resignation,

                     and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which concerns it as former auditor of the Company.

MP148,
C.10 Zheng
Jian Hai
Han [1995]
No. 1
 App.13 Pt.D
 1(e)

Article 169. Prior notice should be given to the accountancy firm if the Company decides to remove such accountancy firm or not to renew the appointment thereof. Such accountancy firm shall be entitled to make representations at the shareholders' general meeting. Where the accountancy firm resigns from its position, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the

               Company.

               An accountancy firm may resign its office by depositing at the Company's legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

               (1) a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

               (2)   a statement of any such circumstances.

               The Company shall, within fourteen (14) days after receipt of the notice referred to in the preceding paragraph, send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding sub-paragraph (2), a copy of such statement shall be placed at the Company for shareholders' inspection. The Company should also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign Shares at the address registered in the register of shareholders.

               Where the accountancy firm's notice of resignation contains a statement in respect of the above, it may require the board of directors to convene a shareholders' extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

                 CHAPTER 17: MERGER AND DIVISION OF THE COMPANY

MP149

Article 170. In the event of the merger or division of the Company, a plan shall be presented by the Company's board of directors and shall be approved in accordance with the procedures stipulated in the Company's Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire such dissenting shareholders' shareholding at a fair price.

               The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company. Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

MP150,
App.3

Article 171. The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.

7(1)

               In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's merger resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company's merger resolution.

               Upon the merger, rights in relation to debtors and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

MP151,
App.3
7(1)

Article 172. Where there is a division of the Company, its assets shall be divided up accordingly.

               In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's division resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company's division resolution.

               Debts of the Company prior to division shall be assumed by the companies which exist after the division in accordance with the agreement of the parties.

 MP152

Article 173. The Company shall, in accordance with law, apply for change in its registration with the companies registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.

                     CHAPTER 18: DISSOLUTION AND LIQUIDATION

MP153

Article 174. The Company shall be dissolved and liquidated upon the occurrence of any of the following events:

               (1) a resolution for dissolution is passed by shareholders at a general meeting;

               (2) dissolution is necessary due to a merger or division of the Company;

               (3) the Company is legally declared insolvent due to its failure to repay debts as they become due; and

               (4) the Company is ordered to close down because of its violation of laws and administrative regulations.

MP154

Article 175. A liquidation committee shall be set up within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1) of the preceding Article, and the composition of the liquidation committee of the Company shall be determined by an ordinary resolution of shareholders in a general meeting. If the Company fails to set up the liquidation committee within the time limit, the creditors may apply to the People's Court for appointment of relevant persons to form a liquidation committee and carry out liquidation.

               Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People's Court shall in accordance with the provisions of relevant laws organise the shareholders, relevant organisations and relevant professional personnel to establish a liquidation committee to carry out the liquidation.

               Where the Company is dissolved under sub-paragraph (4) of the preceding Article, the relevant governing authorities shall organise the shareholders, relevant organisations and professional personnel to establish a liquidation committee to carry out the liquidation.

MP155

Article 176. Where the board of directors proposes to liquidate the Company for any reason other than the Company's declaration of its own insolvency, the board shall include a statement in its notice convening a shareholders' general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

               Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

               The liquidation committee shall act in accordance with the instructions of the shareholders' general meeting to make a report at least once every year to the shareholders' general meeting on the committee's income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders' general meeting on completion of the liquidation.

MP156,

Article 177. The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty
               (60) days of its establishment, publish a public announcement in a newspaper at least three (3) times.

MP157

Article 178. During the liquidation period, the liquidation committee shall exercise the following functions and powers:

               (1) to sort out the Company's assets and prepare a balance sheet and an inventory of assets respectively;

               (2)   to notify the creditors or to publish public announcements;

               (3) to dispose of and liquidate any unfinished businesses of the Company;

               (4)   to pay all outstanding taxes;

               (5)   to settle claims and debts;

               (6) to deal with the surplus assets remaining after the Company's debts have been repaid;

               (7)   to represent the Company in any civil proceedings.

MP158

Article 179. After it has sorted out the Company's assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders' general meeting or to the relevant governing authority for confirmation.

               After the payment of liquidation expenses with priority, the Company's assets shall be distributed in accordance with the following sequence: (i) salaries and labour insurance expenses of employees of the Company; (ii) outstanding taxes; (iii) bank loans, and company bonds and other debts of the Company.

               Any surplus assets of the Company remaining after payment referred to in the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held in the following sequence:

               (1) In the case of preferential shares, distribution shall be made to holders of such preferential shares according to the par value thereof; if the surplus assets are not sufficient to repay the amount of preferential shares in full, the distribution shall be made to holders of such shares in proportion to their respective shareholdings.

               (2) In the case of ordinary shares, distribution shall be made to holders of such shares in proportion to their respective shareholdings.

               During the liquidation period, the Company shall not commence any new business activities.

MP159

Article 180. If after putting the Company's assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company, the liquidation committee discovers that the Company's assets are insufficient to repay the Company's debts in full, the liquidation committee shall immediately apply to the People's Court for a declaration of insolvency.

               After a Company is declared insolvent by a ruling of the People's Court, the liquidation committee shall transfer all matters arising from the liquidation to the People's Court.

MP160

Article 181. Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders' general meeting or the relevant governing authority for confirmation.

               The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.

              CHAPTER 19: PROCEDURES FOR AMENDMENT OF THE COMPANY'S
                             ARTICLES OF ASSOCIATION

MP161

Article 182. The Company may amend its Articles of Association in accordance with the requirements of laws, administrative regulations and the Company's Articles of Association.

Article 183. In addition to provisions of Articles 60 and 80 hereof, the following procedure shall be followed when amending the Company's Articles of Association:

               (1) The board of directors shall adopt a resolution thereon in accordance with these Articles of Associations and prepare a proposal for amendment of the Articles; or shareholders may present a motion for amendment of the Articles;

               (2) The foregoing proposal shall be furnished to the shareholders and a shareholders' meeting shall be convened for voting on it;

               (3) The amendments presented to the shareholders' meeting shall be adopted through a special resolution.

MP162

Article 184. Amendment of the Company's Articles of Association which involve the contents of the Mandatory Provisions of Overseas-Listed Companies'

               Articles of Association shall become effective upon receipt of approvals from the companies approving department authorized by the State Council.

Article 185. Where amendments of the Articles of Association involve the registered particulars of the Company, procedures for alteration of registration shall be handled in accordance with the law.

                               CHAPTER 20: NOTICES

App.3
7(3)

Article 186. Unless as otherwise provided for in these Articles of Association, all the notices, materials or written statements issued by the Company to holders of Overseas-Listed Foreign-Invested Shares shall be delivered by messenger or by pre-paid mails to the registered address of each holder of such shares.

Article 187. Where the notice is sent by mail, if it is clearly addressed, pre-paid and put into an envelop, it shall be deemed delivered when such envelop is put into a mail box, and shall be deemed received 48 hours thereafter.

                         CHAPTER 21: DISPUTE RESOLUTION

MP163

Article 188. The Company shall abide by the following principles for dispute resolution:

C.11 Zheng
Jian Hai
Han

               (1) Whenever any disputes or claims arise between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company's directors, supervisors, general manager or other senior officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from these Articles of Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration

                     Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company's shareholders, directors, supervisors, general manager, or other senior officers of the Company, comply with the arbitration. Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.

               (2) A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

                     If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Centre.

               (3) If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC shall apply, save as otherwise provided in the laws and administrative regulations.

               (4) The award of an arbitral body shall be final and conclusive and binding on all parties.

                            CHAPTER 22: SUPPLEMENTARY

App.3
7(2)

Article 189. The newspapers required by these Articles of Association for the publication of announcements shall be those designated or required by the relevant State laws and administrative regulations. If it is necessary to make an announcement to holders of Overseas-Listed Foreign-Invested Shares as required by these Articles of Association, the relevant announcement shall at the same time be published in the newspapers designated by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited in accordance with the stipulation for "press announcements" set out therein.

Article 190. The board of directors of the Company shall be responsible for the interpretation of these Articles of Association, and the shareholders in general meeting shall have the right to amend the Articles of Association.

Article 191. These Articles of Association are written in Chinese. If there is any discrepancy between the Chinese version and any other translated versions, the Chinese version shall prevail.

Article 192. In these Articles of Association, reference to "accountancy firm" shall have MP165 the same meaning as "auditor".